Exhibit 99.1

RELEASE: IMMEDIATE

GETTY REALTY CORP. ANNOUNCES RESULTS FOR THE FIRST QUARTER 2014

JERICHO, NY, May 7, 2014 — Getty Realty Corp. (NYSE-GTY) (“Getty” or the “Company”) announced its financial results for the quarter ended March 31, 2014.

Highlights For The Quarter Ended March 31, 2014:

•	Funds from operations (FFO) per share increased to $0.31 per share from $0.25 per share for the same quarter last year.

•	Adjusted funds from operations (AFFO) per share increased to $0.27 per share from $0.18 per share for the same quarter last year.

•	Net income of $0.29 per share.

•	Completed the sale of 28 properties for $10.1 million in the aggregate.

David B. Driscoll, Getty’s Chief Executive Officer commented, “We are truly proud of our efforts which produced a meaningful per share increase in FFO and AFFO year over year since the end of the first quarter of 2013. We are finally capturing the benefits from the initiatives we put in place over the past few years which are resulting in a portfolio that is stronger and producing a reliable stream of cash flow. Our capital recycling efforts have also eliminated many properties that were not contributing to our earnings. As we move ahead, we believe that we have a stabilized portfolio of properties, a stronger and more diverse roster of tenants and we expect to be able to continue to harvest the benefits for all our shareholders in the coming years.”

Net Earnings:

The Company reported net earnings for the quarter ended March 31, 2014 of $9.6 million, or $0.29 per share, as compared to $10.4 million, or $0.31 per share for the quarter ended March 31, 2013.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO):

FFO was $10.5 million for the quarter ended March 31, 2014, as compared to $8.5 million for the quarter ended March 31, 2013. FFO per share increased by 24% to $0.31 per share for the quarter ended March 31, 2014, as compared to $0.25 per share for the quarter ended March 31, 2013. The increase was driven primarily by revenues from the Company’s May 2013 acquisition and reductions in operating expenses associated with leasing an increasing number of properties on a triple-net basis and the Company’s disposition efforts.

AFFO was $9.1 million for the quarter ended March 31, 2014, as compared to $6.2 million for the quarter ended March 31, 2013. AFFO per share increased by 50% to $0.27 per share for the quarter ended March 31, 2014, as compared to $0.18 per share for the quarter ended March 31, 2013.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise.

AFFO and FFO are supplemental non-GAAP measures of the performance of real estate investment trusts. The Company pays particular attention to AFFO, a supplemental non-GAAP measure helpful to investors in measuring the Company’s fundamental operating performance. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release.

Operating Income:

Total revenues included in continuing operations were $24.3 million for the quarter ended March 31, 2014, as compared to $22.9 million for the quarter ended March 31, 2013. Results were impacted by additional revenues received from the Company’s acquisition of 36 properties from subsidiaries of Capitol Petroleum Group, LLC in May 2013 partially offset by a $0.6 million decrease in “pass-through” real estate taxes and other municipal charges the Company pays and bills to tenants pursuant to triple-net lease agreements for the quarter ended March 31, 2014.

Rental property expenses included in continuing operations were $5.9 million for the quarter ended March 31, 2014, as compared to $7.4 million for the quarter ended March 31, 2013. The decrease for the quarter ended March 31, 2014 was principally due to a decrease in “pass-through” real estate taxes and other municipal charges the Company pays and bills to tenants pursuant to triple-net lease agreements and a decrease in rent and maintenance expenses paid by the Company resulting from the cumulative effect of leasing an increasing number of properties on a triple-net basis and the Company’s disposition efforts.

Environmental expenses included in continuing operations were $0.9 million for the quarter ended March 31, 2014, as compared to $1.1 million for the quarter ended March 31, 2013. The decrease in net environmental expenses was principally due to a $0.3 million decline in provisions for litigation losses and legal fees for the quarter ended March 31, 2014. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses included in continuing operations decreased by $1.1 million to $3.7 million for the quarter ended March 31, 2014, as compared to $4.8 million for the quarter ended March 31, 2013. The decrease in general and administrative expenses for the quarter was principally due to a $1.2 million decline in legal and professional fees and a $0.1 million decrease in employee related expenses partially offset by a $0.1 million increase in public company and office expenses.

Allowance for uncollectible accounts / (recoveries) included in continuing operations increased by $2.6 million to $1.3 million for the quarter ended March 31, 2014, as compared to a credit of $1.3 million for the quarter ended March 31, 2013. The allowances for the quarter ended March 31, 2014 primarily consisted of a $0.5 million increase in reserves for bad debts and a $0.8 million increase in allowance for deferred rent receivable, both of which were related to the Company’s lease with NECG Holdings Corp. The credit for the quarter ended March 31, 2013 was primarily related to reversals of previously provided bad debt reserves associated with receiving funds from the bankruptcy estate of Getty Petroleum Marketing Inc.

Earnings from discontinued operations were $1.9 million for the quarter ended March 31, 2014, as compared to $5.1 million for the quarter ended March 31, 2013. The decrease was primarily due to lower gains on dispositions of real estate which was partially offset by a reduction in losses from operating activities in discontinued operations.

Disposition Activities:

During the quarter ended March 31, 2014, the Company sold 28 properties for $10.1 million in the aggregate. As of March 31, 2014, the Company had 89 properties classified as held for sale. Subsequent to March 31, 2014, the Company has sold 17 additional properties for $2.4 million in the aggregate. The Company is continuing a process of disposing of assets that do not meet the long-term criteria of its core portfolio.

Conference Call Information:

Getty Realty Corp.’s First Quarter Earnings Conference Call is scheduled for tomorrow, Thursday, May 8, 2014 at 9:00 a.m. Eastern Time. To participate in the call, please dial 1-888-599-8693 or 1-913-312-1448, for international participants, five to ten minutes before the scheduled start time and reference pass code 1311360.

A replay will be available on May 8, 2014 beginning at 12:00 Noon Eastern Time through 12:00 Midnight Eastern Time, May 14, 2014. To access the replay, please dial 1-877-870-5176, or 1-858-384-5517, for international participants and reference pass code 1311360.

About Getty Realty Corp.:

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store/gas station properties. The Company currently owns and leases approximately 920 properties nationwide.

Forward-Looking Statements:

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES”, “ANTICIPATES”, “MAY” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE

FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE BUT ARE NOT LIMITED TO THOSE MADE BY MR. DRISCOLL REGARDING THE RELIABILITY OF THE COMPANY’S CASH FLOW AND EXPECTATIONS OF FINANCIAL PERFORMANCE ASSOCIATED WITH THE COMPANY’S CURRENT ROSTER OF TENANTS.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

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GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

(unaudited)

	March 31, 2014	December 31, 2013
Assets:
Real Estate:
Land	$342,590	$342,944
Buildings and improvements	196,716	196,607

	539,306	539,551
Less — accumulated depreciation and amortization	(97,425)	(95,712)

Real estate held for use, net	441,881	443,839
Real estate held for sale, net	17,621	22,984

Real estate, net	459,502	466,823

Net investment in direct financing leases	96,835	97,147
Deferred rent receivable (net of allowance of $5,611 as of March 31,2014 and $4,775 as of December 31, 2013)	18,282	16,893
Cash and cash equivalents	7,922	12,035
Restricted cash	1,463	1,000
Notes and mortgages receivable	31,084	28,793
Accounts receivable (net of allowance of $3,988 at March 31, 2014 and $3,248 at December 31, 2013)	3,173	5,106
Prepaid expenses and other assets	45,774	54,605

Total assets	$664,035	$682,402

Liabilities and Shareholders’ Equity:
Borrowings under credit lines	$43,000	$58,000
Term loans	100,000	100,000
Environmental remediation obligations	41,952	43,472
Dividends payable	6,752	8,423
Accounts payable and accrued expenses	54,112	57,416

Total liabilities	245,816	267,311
Commitments and contingencies	—	—
Shareholders’ equity:
Common stock, par value $.01 per share; authorized 50,000,000 shares; issued 33,397,330 at March 31, 2014 and 33,397,260 at December 31, 2013	334	334
Paid-in capital	462,639	462,397
Dividends paid in excess of earnings	(44,754)	(47,640)

Total shareholders’ equity	418,219	415,091

Total liabilities and shareholders’ equity	$664,035	$682,402

GETTY REALTY CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2014	2013
Revenues:
Revenues from rental properties	$23,616	$22,062
Interest on notes and mortgages receivable	714	798

Total revenues	24,330	22,860

Operating expenses:
Rental property expenses	5,879	7,389
Impairment charges	130	472
Environmental expenses	881	1,112
General and administrative expenses	3,654	4,798
Allowance for uncollectible accounts/(recoveries)	1,287	(1,272)
Depreciation and amortization expense	2,322	2,203

Total operating expenses	14,153	14,702

Operating income	10,177	8,158
Other income	131	35
Interest expense	(2,580)	(2,894)

Earnings from continuing operations	7,728	5,299
Discontinued operations:
Loss from operating activities	(1,243)	(3,381)
Gains from dispositions of real estate	3,153	8,432

Earnings from discontinued operations	1,910	5,051

Net earnings	$9,638	$10,350

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.23	$0.16
Earnings from discontinued operations	$0.06	$0.15
Net earnings	$0.29	$0.31
Basic and diluted weighted-average shares outstanding	33,397	33,397

GETTY REALTY CORP. AND SUBSIDIARIES

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2014	2013
Net earnings	$9,638	$10,350
Depreciation and amortization of real estate assets	2,323	2,643
Gains from dispositions of real estate	(3,153)	(8,432)
Impairment charges	1,663	3,984

Funds from operations	10,471	8,545
Revenue recognition adjustments	(2,248)	(2,383)
Allowance for deferred rent receivable	836	—

Adjusted funds from operations	$9,059	$6,162

Diluted per share amounts:
Earnings per share	$0.29	$0.31
Funds from operations per share	$0.31	$0.25
Adjusted funds from operations per share	$0.27	$0.18
Diluted weighted average shares outstanding	33,397	33,397

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), Getty also focuses on funds from operations (“FFO”) and adjusted funds from operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate (including such non-FFO items reported in discontinued operations), non-cash impairment charges, extraordinary items and cumulative effect of accounting change. Other REITs may use definitions of FFO and/or AFFO that are different than Getty’s and, accordingly, may not be comparable.

FFO excludes various items such as gains or losses from property dispositions, depreciation and amortization of real estate assets and non-cash impairment charges. In Getty’s case, however, GAAP net earnings and FFO typically include the impact of the “Revenue Recognition Adjustments” comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, income recognized from direct financing leases on Getty’s recognition of revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with Getty’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases are recognized on a straight-line (or average) basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of normal operations. Other unusual items are not reflective of normal operations.

Getty pays particular attention to AFFO, a supplemental non-GAAP performance measure that Getty defines as FFO less Revenue Recognition Adjustments, as offset by the impact of related collection reserves, property acquisition costs and other unusual items. In Getty’s view, AFFO provides a more accurate depiction than FFO of Getty’s fundamental operating performance related to: (i) the impact of scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) the impact of rent due from direct financing leases; (iv) Getty’s operating expenses (exclusive of costs expensed related to property acquisitions); and (v) other unusual items. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity.

Contact    Christopher J. Constant

(516) 478-5460